EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation of our report included in this Form 8-K, into the Company's previously filed registration statements on Form S-3 (File No. 333-27575), on Form S-8 (File No. 333-30155) and on Form S-8 (File No. 333-30157).

ARTHUR ANDERSEN LLP

Houston, Texas
August 8, 1997